UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 16, 2007

Movie Gallery, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-24548	63-1120122
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

900 West Main Street, Dothan, Alabama 36301

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (334) 677-2108

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

The information provided pursuant to Item 1.03 of this Current Report on Form 8-K regarding the DIP Credit Agreement (as such term is defined below) is incorporated into this Item 1.01 by reference.

Item 1.03 Bankruptcy or Receivership

As previously reported, on October 16, 2007, Movie Gallery, Inc. (the “Company”) and each of its United States subsidiaries (collectively, the “Debtors”) filed voluntary petitions in the United States Bankruptcy Court for the Eastern District of Virginia, Richmond Division (the “Bankruptcy Court”) seeking reorganization relief under the provisions of Chapter 11 of Title 11 of the United States Code (the “Bankruptcy Code”) (Consolidated Case No. 07-33849) (collectively, the “Cases”). The Cases have been assigned to the Honorable Douglas O. Tice, Jr. and are being jointly administered. The Debtors continue to operate their businesses and manage their properties as debtors in possession under the jurisdiction of the Bankruptcy Court and in accordance with applicable provisions of the Bankruptcy Code and orders of the Bankruptcy Court.

In connection with the Cases, the Debtors have entered into a $150 million secured super-priority debtor in possession credit and guaranty agreement (the “DIP Credit Agreement”) among the Company, certain of the Company’s subsidiaries (all of whom are Debtors), as Guarantors, Goldman Sachs Credit Partners L.P., as Lead Arranger and Syndication Agent, The Bank of New York, as Administrative Agent and Collateral Agent and the lenders. A copy of the DIP Credit Agreement is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

The DIP Credit Agreement provides for (i) a $50 million revolving loan and letter of credit facility (the “Revolving Facility”) and (ii) a $100 million term loan. The proceeds of the loans and other financial accommodations incurred under the Credit Agreement will be used to refinance the Company’s existing $100 million revolving credit facility, pay certain transactional expenses and fees incurred by the Company and support the Debtors’ working capital needs and general corporate purposes. At the Company’s option, a portion of the Revolving Facility may be made available as swing line loans or for the issuance of letters of credit. On October 16, 2007, the Debtors received interim approval from the Bankruptcy Court to access up to $140 million of the DIP Credit Agreement. On October 17, 2007, the Company closed on its DIP financing facility and, in connection therewith, (i) refinanced in full the existing $100 million prepetition revolving credit facility and (ii) was granted access of up to $40 million under the Revolving Facility. The Bankruptcy Court has scheduled a hearing for final approval of the DIP Credit Agreement on November 6, 2007. On October 16, 2007, the Company issued a press release (the “Press Release”) announcing the interim approval of the DIP Credit Agreement. A copy of the release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Advances under the DIP Credit Agreement will bear interest, at the Borrower’s option, (i) at the Base Rate plus 2.50% per annum plus the Applicable Case Milestone Margin (as defined below) then in effect (if any) or (ii) at the Adjusted Eurodollar Rate plus 3.50% per annum plus the Applicable Case Milestone Margin. As defined in the DIP Credit Agreement, Applicable Case Milestone Margin then in effect means: (i) 0.75%, in the event the Debtors fail to file a Chapter 11 plan of reorganization or liquidation and a related disclosure statement with the Bankruptcy Court on or prior to January 15, 2008, and/or in the event an order approving the Debtors’ disclosure statement is not entered by the Bankruptcy Court in the Cases on or prior to March 1, 2008; (ii) 1.50%, in the event an order confirming the Debtors’ Chapter 11 plan of reorganization or liquidation is not entered by the Bankruptcy Court in the Cases on or prior to April 30, 2008; and (iii) 2.25%, in the event the effective date of the Debtors’ Chapter 11 plan of reorganization or liquidation has not occurred on or prior to May 31, 2008.

Obligations under the DIP Credit Agreement are secured by (i) a lien on all of the assets of the Debtors (which lien will have a first priority with respect to substantially all of the Debtors’ assets), including a pledge of all of the equity interests of each of the Company’s domestic subsidiaries and 65% of all of the equity interests of the Company’s foreign subsidiaries, and (ii) a superpriority administrative claim in each of the Cases. In addition, the DIP Credit Agreement obligates the Debtors to pay certain fees to the agents and lenders thereunder, as described in the DIP Credit Agreement.

The DIP Credit Agreement contains various representations, warranties and covenants by the Debtors that are customary for transactions of this nature, including (without limitation) reporting requirements and maintenance of financial covenants.

The Debtors’ obligations under the DIP Credit Agreement may be accelerated following certain events of default, including (without limitation) any breach by the Debtors of any of the representations, warranties or covenants made in the DIP Credit Agreement or the conversion of any of the Cases to a case under Chapter 7 of the Bankruptcy Code or the appointment of a trustee pursuant to Chapter 11 of the Bankruptcy Code.

The DIP Credit Agreement matures on the earlier of (i) September 30, 2008, (ii) the effective date of a Chapter 11 plan of reorganization or liquidation confirmed in the Cases by the Bankruptcy Court and (iii) the date that all loans under the DIP Credit Agreement shall become due and payable in full, whether by acceleration or otherwise.

The foregoing summary of the DIP Credit Agreement is a summary only and is qualified, in all respects, by the provisions of the DIP Credit Agreement.

Item 8.01 Other Events

The Press Release also announced the approval of certain first-day motions by the Bankruptcy Court (the “First Day Orders”). Pursuant to the First Day Orders, the Bankruptcy Court authorized the Debtors to, among other things, pay prepetition employee wages, health benefits and other employee obligations during the course of the Cases. In addition, the Bankruptcy Court authorized the Debtors to pay ordinary course postpetition expenses without further Bankruptcy Court approval.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

10.1	Secured Super-Priority Debtor In Possession Credit and Guaranty Agreement, dated as of October 16, 2007, among Movie Gallery, Inc., Certain Subsidiaries of Movie Gallery, Inc., as Guarantors, Various Lenders, Goldman Sachs Credit Partners L.P., as Lead Arranger and Syndication Agent, The Bank of New York, as Administrative Agent and Collateral Agent and Goldman Sachs Credit Partners L.P., as Documentation Agent

99.1	Press Release dated October 16, 2007.

Forward-Looking Statements

This current report on Form 8-K, as well as other statements made by the Company may contain forward-looking statements within the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, that reflect, when made, the Company’s current views with respect to current events and financial performance. Such forward-looking statements are and will be, as the case may be, subject to many risks, uncertainties and factors relating to the Company’s operations and business environment, which may cause the actual results of the Company to be materially different from any future results, express or implied, by such forward-looking statements. Factors that could cause actual results to differ materially from these forward-looking statements include, but are not limited to, the following: (i) the ability of the Company to continue as a going concern; (ii) the Company’s ability to obtain court approval with respect to motions in the Chapter 11 proceeding prosecuted by it from time to time; (iii) the ability of the Company to develop, prosecute, confirm and consummate one or more plans of reorganization with respect to the Chapter 11 cases including a plan consistent with the terms set forth in the restructuring term sheet; (iv) risks associated with a termination of the agreement and financing availability; (v) risks associated with third parties seeking and obtaining court approval to terminate or shorten the exclusivity period for the Company to propose and confirm one or more plans of reorganization, for the appointment of a Chapter 11 trustee or to convert the cases to Chapter 7 cases; (vi) the ability of the Company to obtain and maintain normal terms with vendors and service providers; (vii) the Company’s ability to maintain contracts and leases that are critical to its operations; (viii) the potential adverse impact of the Chapter 11 cases on the Company’s liquidity or results of operations; (ix) the ability of the Company to execute its business plans and strategy, including the operational restructuring initially announced in 2007, and to do so in a timely fashion; (x) the ability of the Company to attract, motivate and/or retain key executives and associates; (xi) general economic or business conditions affecting the video and game rental and sale industry (which is dependent on consumer spending), either nationally or regionally, being less favorable than expected; and (xii) increased competition in the video and game rental and sale industry. Other risk factors are listed from time to time in the Company’s United States Securities and Exchange Commission reports, including but not limited to the Annual Report on Form 10-K for the year ended December 31, 2006. Movie Gallery disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events and/or otherwise.

Similarly, these and other factors, including the terms of any plan of reorganization ultimately confirmed, can affect the value of the Company’s various pre-petition liabilities, common stock and/or other equity securities. Additionally, no assurance can be given as to what values, if any, will be ascribed in the bankruptcy proceedings to each of these constituencies. A plan or plans of reorganization could result in holders of Movie Gallery’s common stock or other equity interests and claims relating to pre-petition liabilities receiving no distribution on account of their interest and cancellation of their interests and their claims and cancellation of their claims. Under certain conditions specified in the Bankruptcy Code, a plan of reorganization may be confirmed notwithstanding its rejection by an impaired class of creditors or equity holders and notwithstanding the fact that certain creditors or equity holders do not receive or retain property on account of their claims or equity interests under the plan. In light of the foregoing, the Company considers the value of the common stock and claims to be highly speculative and cautions equity holders that the stock and creditors that the claims may ultimately be determined to have no value. Accordingly, the Company urges that appropriate caution be exercised with respect to existing and future investments in Movie Gallery’s common stock or other equity interest or any claims relating to pre-petition liabilities.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOVIE GALLERY, INC.

Date: October 19, 2007

	BY:	/s/ Thomas D. Johnson, Jr.
Thomas D. Johnson, Jr.
Executive Vice President, Chief Financial Officer